BARE TRUST AGREEMENT

This Bare Trust Agreement is made as at July 1st, 2008 between:

Sacha H. Spindler, 2703 - 550 Pacific Street, Vancouver, British Columbia Canada V6Z 3G2

(the "**Bare Trustee**")

and:

Pluris Energy Group Inc., Suite 2703, 550 Pacific Street, Vancouver, British Columbia Canada V6Z 3G2 (the "**Owner**")

Whereas:

A. The Bare Trustee is the registered owner of 58,800 shares with face value AR$1 each in the capital of Pluris Sarmiento Petroleo SA represented by share certificate no._______ (the "**Shares**"); and

B. The Bare Trustee has acquired the Shares as bare trustee for and nominee of the Owner, which is the sole beneficial owner of the Shares

Now therefore the parties agree as follows:

1. The Bare Trustee acknowledges and declares that his legal interest in the Shares is held on behalf of the Owner as its nominee and that he has no interest in or to the Shares other than as a bare trustee on behalf of the Owner.

2. The Bare Trustee further acknowledges and declares that any benefits and any and all rights in respect of the Shares, including the voting rights attached to the Shares and any proceeds arising from the sale, transfer or other disposition of the Shares, do not in any manner belong to the Bare Trustee but are the property of, and are subject to the order and control of the Owner.

3. The Bare Trustee will give the Owner prompt written notice of any and all notices, suits, claims, actions, causes of action, demands, or other information which he may from time to time receive relating to or affecting the Shares.

4. The Bare Trustee will not sell, transfer, assign, charge, pledge or otherwise deal with the Shares without the prior written direction of the Owner.

5. The Bare Trustee will, at the request of the Owner, sell, transfer, assign, charge, pledge or otherwise deal with some or all of the Shares at such time and in such manner as the Owner may direct, and the Bare Trustee will have the right and power to execute and deliver all agreements, transfers, assignments, charges, pledges, and other documents relating to the Shares without delivering proof to any person that the execution of the documents has been authorized by the written direction of the Owner.

6. The Owner will indemnify and save harmless the Bare Trustee from any and all claims, demands, payments of money, causes of actions, suits, and judgments howsoever arising out of or in connection with the Shares.

7. This Bare Trust Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

In witness whereof the parties have executed this Bare Trust Agreement as at the date first written above.

Signed, sealed and delivered by **Sacha H. Spindler** in the presence of:

Witness Signature

Louis Fruchier

Print Witness Name

Address

Occupation

Sacha H. Spindler

Pluris Energy Group Inc.

Per:

Authorized Signatory